UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2006
Flagstar Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 312-2000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On May 26, 2006, at the 2006 Annual Meeting of Stockholders of Flagstar Bancorp, Inc. (the “Company”), the Company’s stockholders approved the Flagstar Bancorp, Inc. 2006 Equity Incentive Plan (the “2006 Plan”). The 2006 Plan consolidates, amends and restates the Company’s 1997 Employees and Directors Stock Option Plan, 2000 Stock Incentive Plan, and 1997 Incentive Compensation Plan (each a “Prior Plan”). Outstanding awards under any Prior Plan will continue to be governed by such Prior Plan according to the terms of that Prior Plan as of the May 26, 2006. The Company’s Board of Directors had approved the 2006 Plan on March 28, 2006, subject to stockholder approval.
     A description of the 2006 Plan is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 24, 2006 (the “2006 Proxy Statement”) under the caption “Proposal V – Adoption of 2006 Equity Incentive Plan.” The description of the 2006 Plan is qualified in its entirety by reference to the full text of the 2006 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which also was included as Appendix C to the 2006 Proxy Statement.
Item 9.01 Financial Statements and Exhibits
     (d) The following exhibit is being furnished herewith:

Exhibit No.	Exhibit Description
10.1	Flagstar Bancorp, Inc. 2006 Equity Incentive Plan
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Date: May 26, 2006	By:	/s/ Paul D. Borja

Paul D. Borja
Executive Vice-President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Flagstar Bancrop, Inc. 2006 Equity Incentive Plan